Exhibit 2

LOCK-UP AGREEMENT

August 10, 2020

BofA Securities, Inc.

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: Proposed Public Offering by Shutterstock, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Shutterstock, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholder providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (each, an “Underwriter”) that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA and Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA and Morgan Stanley, provided that (1) BofA and Morgan Stanley receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 or any other form in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the Lock-Up Period other than any required on Form 5; provided that with respect to this clause (3), any required filing under the Exchange Act during the Lock-Up Period shall include a footnote disclosure explaining the nature of, and reason for, such disposition, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)	as a bona fide gift or gifts; or

(ii)

to (a) any immediate family member of the undersigned or (b) any trust (or other similar entity) for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s direct or indirect affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	if the undersigned is a trust, to a trustor or beneficiary of the trust.

Furthermore, the restrictions in this lock-up agreement shall not apply to:

(i)	the sale of Shares to the Underwriters pursuant to the Underwriting Agreement;

(ii)

the transfer of Lock-Up Securities by will or intestacy; provided that BofA and Morgan Stanley receive a signed lock-up agreement for the balance of the Lock-Up Period from each trustee, distributee, or transferee, as the case may be;

(iii)	the transfer of Lock-Up Securities to the Company upon the death, disability or termination of employment, in each case, of the undersigned;

(iv)

the sale of shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales;

(v)

the disposition of Lock-Up Securities to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, or the withholding obligations thereof, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes and/or exercise price due with respect to options or warrants to purchase the Company’s securities or the vesting of restricted securities, as the case may be, insofar as such options, warrants or restricted securities is or are outstanding as of the date hereof; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required by, or voluntarily made with respect to, such disposition, such announcement or filing shall include disclosure explaining the reason for such disposition;

(vi)

the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that BofA and Morgan Stanley receive a signed lock-up agreement for the balance of the Lock-Up Period from each trustee, distributee, or transferee, as the case may be;

(vii)

the transfer of Lock-Up Securities pursuant to a trading plan established under Rule 10b5-1 under the Exchange Act prior to the date hereof; provided, such trading plan may not be amended during the Lock-Up Period without the prior written consent of BofA and Morgan Stanley and that, to the extent a public announcement or filing under the Exchange Act, if any, is required regarding such transfer, such announcement or filing shall include a statement that such transfer was made pursuant to such a trading plan established prior to the date hereof;

(viii)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities; provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required regarding the establishment of such plan, such announcement or filing shall include a statement that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; or

(ix)

the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Common Stock pursuant to which at least a majority of the then outstanding capital stock of the Company is sold or otherwise transferred, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises BofA and Morgan Stanley in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement in accordance with its terms before the closing of the Public Offering, or (c) September 30, 2020 if the Underwriting Agreement has not been executed by such date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

IN WITNESS WHEREOF, the undersigned has executed this lock-up agreement as of the date first set forth above.

Very truly yours,

Signature:	/s/ Jonathan Oringer

Print Name: Jon Oringer

[Signature Page to Lock-Up Agreement]